EXHIBIT 10.33

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November __, 2010 (the “Effective Date”), by and between Hythiam, Inc., a Delaware corporation (the “Company”), and the Person listed on the signature page hereto (the “Investor”).

RECITALS

A.            The Company wishes to sell to the Investor and other accredited investors (the “Investors”) on the terms and subject to the conditions set forth in this Agreement, (i) the number of shares of Common Stock set forth on the Investor’s signature page hereto (the “Shares”) at a price per share of $0.01 (the “Per Share Price”), and (ii) a Secured Convertible Promissory Note in the form attached hereto as Exhibit A (the “Note”), convertible into shares of Common Stock at the Per Share Price, for the aggregate amount listed on the Investor’s signature page hereto (the “Purchase Price”).  In addition, Investors investing over $2 million will get a warrant to purchase that number of shares of Common Stock (each, a “Lead Investor Warrant” and together, the “Lead Investor Warrants”).

B.            The Company is offering the Shares, Notes and Lead Investor Warrants in a private placement to a limited number of accredited investors, as such term is defined in Regulation D promulgated under the Securities Act.  The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder (“Regulation D”).

C.            Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to accept such investment and issue the Shares and a Note to the Investor, upon the terms and conditions stated in this Agreement, in the amounts set forth on the signature page hereto for each Investor (in aggregate for all Investors, the “Investment Amount”).

D.            The aggregate number of Shares purchased by all Investors is equal to [100,000,000] shares of Common Stock (which represents substantially all of the 200,000,000 authorized shares of Common Stock not yet issued), for an aggregate purchase price of $[1,000,000.00].  Each Investor is purchasing a pro rata proportion of shares of Common Stock, equal to such Investor’s Purchase Price, divided by the Investment Amount, multiplied by $[1,000,000.00].

E.            The aggregate investment in Notes will be equal to the Investment Amount minus $1,000,000.00.  Each Investor is purchasing a Note in the amount equal to the Purchase Price, minus the number of Shares multiplied by the Per Share Price.

F.            The Notes will convert automatically into shares of Common Stock immediately upon availability of a sufficient number of authorized shares of Common Stock, following effectuation of a reverse stock split (the “Reverse Stock Split”), in a ratio to be determined in the sole discretion of the Board of Directors of the Company (the “Board”), which must be approved by the holders of more than 50% of the then outstanding Common Stock as more fully described in the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” has the meaning set forth in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Shares” means the Common Stock into which the Note is convertible.

“Evaluation Date” has the meaning set forth in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” shall mean (A) shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) granted or issued to officers, directors or employees of, or consultants to, the Company pursuant to a stock grant, stock option plan, employee stock purchase plan, restricted stock plan or other similar plan, in each case as approved by the Company’s Board of Directors, (B) shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) granted or issued to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit agreements, equipment financings, commercial property lease transactions or similar transactions, (C) securities issued in connection with a strategic alliances, acquisitions or similar transactions, (D) shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) for bona fide services; or (E) shares issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(o).

“Investment Amount” has the meaning set forth in the Recitals.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” has the meaning set forth in the Preamble.

“Investor Parties” has the meaning set forth in Section 5.6(a).

“Lead Investor Warrant Shares” means the shares of Common Stock issuable upon exercise of the Lead Investor Warrants.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than a Permitted Lien.

“Material Action” means (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, or (3) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section 3.1(m).

“Note” has the meaning set forth in the Recitals.

“Per Share Price” has the meaning set forth in the Recitals.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) the security interest on the assets of the Company held by Socius Capital Group, LLC and Esousa Holdings, LLC pursuant to the Securities Purchase Agreements dated October 19, 2010 between them and the Company and the related transactions thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” has the meaning set forth in the Recitals.“Regulation D” has the meaning set forth in the Recitals.

“Reverse Stock Split” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, (ii) the Securities Act, and (iii) the Exchange Act, as applicable.

“SEC Reports” includes all reports required to be filed by the Company under the Securities Act and/or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) and for the period in which this Agreement is in effect.

“Securities” means the Notes, the Shares, the Lead Investor Warrants, the Conversion Shares and the Lead Investor Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement by and between the Company and each of the Investors.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock if traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Transaction Documents” means this Agreement, the Note, the Lead Investor Warrant, the Security Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder, documents referenced herein, and the exhibits and schedules hereto and thereto.

ARTICLE II.
PURCHASE AND SALE

2.1           Purchase and Sale.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the Note and the.

2.2            Closing.  The closing of the transactions contemplated herein (the “Closing”) will take place on the Effective Date, or at such other time as the Company and the Investor shall determine (the “Closing Date”).  At the Closing, (A) this Agreement and the other Transaction Documents shall have been executed and delivered by the Company and the Investor, (B) each of the conditions to the Closing described in this Agreement shall have been satisfied or waived as specified herein and (C) full payment of the Purchase Price shall have been made by the Investor by wire transfer of immediately available funds, against physical delivery of the Notes within three days of the Closing and irrevocable instructions by the Company to its transfer agent to issue duly executed certificates representing the Shares.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1            The Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing Date, as follows:

(a)    Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)    Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(d)    No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, articles of association, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)    Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than any required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or (if not yet required to be filed) shall be, timely filed.

(f)    Issuance of the Securities.  The Shares and the Notes are duly authorized, and the Conversion Shares will be duly authorized upon effectuation of the Reverse Stock Split, and, when issued and paid for in accordance with the applicable Transaction Documents, the Securities will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g)    Capitalization.  The capitalization of the Company is as described in the Company’s most recently filed periodic SEC Report as updated by the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2010.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  Except as set forth in the SEC Reports, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)    SEC Reports; Financial Statements.  The Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such SEC Reports) on a timely basis.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed as amended from time to time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than as contemplated and permitted by the Transaction Documents), and (v) except as set forth on Schedule 3.1 hereto the Company has not issued any equity securities to any officer, director or Affiliate, except (A) pursuant to existing Company equity incentive plans as disclosed in the SEC Reports and (B) as otherwise disclosed in the SEC Reports.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)    Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)    Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l)    Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case under clauses (i)-(iii) above as could not have a Material Adverse Effect.

(m)    Regulatory Permits.  The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)    Title to Assets.  The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

(o)    Patents and Trademarks.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing material infringement by another Person of any of the Intellectual Property Rights of the Company or each Subsidiary.

(p)    Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to an amount, and with policy coverage terms, that would cover any claims the Company could reasonably be required to pay pursuant to its breach of any of the Transaction Documents.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)    Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, and excluding the transactions contemplated in this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)    Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the Effective Date and the Closing Date.  The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal accounting controls or its disclosure controls and procedures or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal accounting controls or its disclosure controls and procedures.

(s)    Certain Fees.  Except for fees payable to Rodman & Renshaw LLC and other registered broker-dealers in the amount of 7% of the Investment Amount and warrants for a number of shares equal to 7% of the aggregate Shares issued to the Investors divided by the Per Share Price, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(t)    Private Placement. Assuming the accuracy of each Investor’s representations and warranties as set forth herein with respect to private placement requirements to meet the safe harbor of Regulation D or otherwise qualify as a non-public offering pursuant to the applicable provisions of Section 4 of the Securities Act, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

(u)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)    Listing and Maintenance Requirements.  Except as set forth in the SEC Reports, the Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)    Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to any Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

(x)    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(y)    Financial Condition.  In connection with the transactions contemplated by the Transaction Documents: (i)  except as set forth in the SEC Reports, the Company has paid undisputed debts as they matured for at least one year prior to the Effective Date, (ii) the Company will not be rendered insolvent by such transactions, (iii) after giving effect to such transactions, the Company will be able to pay its debts as they become due, (iv) the Company did not and does not have any intent to hinder, delay, or defraud any of its creditors, (v) the Company has a valid business reason for entering into such transactions, and (vi) the Company is receiving new value and consideration therefor constituting reasonably equivalent value and fair market value consideration.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z)    Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(aa)    No General Solicitation or Advertising.  Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

(bb)    Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)    Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investors’ purchase of the Securities.

(dd)    Accountants.  The Company’s accountants are set forth in the SEC Reports and such accountants are an independent registered public accounting firm as required by the SEC Guidance.

(ee)    No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants, except for any past-due amounts of less than one year that may be owed in the ordinary course of business.

(ff)    Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.  The Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Securities Act or other federal or state securities laws or regulations.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1      Each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:

(a)    Organization.  The Investor, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.

(b)    No Registration.  The Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(c)    Investment Intent.  The Investor is acquiring the Securities for its own account.  The Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

(d)    Investment Experience.  The Investor has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that the Investor can protect its own interests.  The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

(e)    Speculative Nature of Investment.  The Investor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

(f)    Access to Data.  The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Securities, this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Securities.  The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

(g)    Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company, including without limitation, the residency or principal place of business of the Investor.

(h)    Rule 144.  The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(i)    Authorization.  The Investor has all requisite power and authority to execute and deliver this Agreement, to receive the Securities hereunder as contemplated herein and to carry out and perform its obligations under the terms of this Agreement.  All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing Date.  This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms except: (i) to the extent that the indemnification provisions contained in this Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder.

(j)    Brokers or Finders.  The Investor has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(k)    Additional Acknowledgements as to the Terms of this Offering.  The Investor acknowledges and agrees that (i) investors who invest $2 million or more in the offering under this Agreement will also receive five year warrants to purchase 21,960,000 shares of common stock at the Per Share Price and may get other rights such as a right to designate a representative to the Board of Directors, (ii) $500,000 principal amount of indebtedness described in the Company's Current Report on Form 8-K dated October 20, 2010 may either be converted into this offering or repaid with a portion of the proceeds of this offering, and (iii) certain liabilities are being settled in Securities (see Schedule 3.1).

The Company acknowledges and agrees that each Investor does not make, and has not made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.1.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1           Transfer Restrictions.  (a)   The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than (i) pursuant to an effective Registration Statement, (ii) to the Company, (iii) to an Affiliate of Investor, or (iv) in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of Luce Forward Hamilton & Scripps LLP or other counsel reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Certificates evidencing the Shares and the Conversion Shares will contain a legend in substantially the following form, until such time as not required under applicable state and federal securities laws in the opinion of counsel to Company:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a Registration Statement, or when any Shares or Conversion Shares are eligible for sale under Rule 144, provided that the Company may require the transferor thereof to provide to the Company an opinion of Luce Forward Hamilton & Scripps LLP or other counsel reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such legend may be removed.  Company further acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

5.2            Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

5.3            Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.4            Securities Laws Disclosure; Publicity.  The Company shall timely file a Current Report on Form 8-K as required by this Agreement, and in the Company’s discretion shall file a press release, disclosing the material terms of the transactions contemplated hereby.  No Investor shall issue any such press release with respect to the transactions contemplated hereby or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as contained in the Current Report on Form 8-K described above, (ii) as required by federal securities law in connection with any registration statement under which the Shares, Conversion Shares or Lead Investor Warrant Shares are registered, (iii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

5.5            Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

5.6           Indemnification of Investor.

(a)    Company Indemnification Obligation.  Subject to the provisions of this Section 5.6, the Company will indemnify and hold Investor, Investor’s Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (iii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (or any amendments or supplements to any Prospectus), in any free writing prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    Indemnification Procedures.  If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties.  The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents.

5.7           Fees.  Each party shall be responsible for all fees and expenses that it incurs in connection with the transactions contemplated hereunder, including the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company agrees to reimburse the Investors for reasonable fees and expenses of one counsel. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any.

5.8           Reservation of Shares.  The Company covenants that it will use its best efforts to file a proxy within thirty (30) Business Days following the Effective Date for the purpose of increasing its authorized but unissued shares of Common Stock either by a Reverse Stock Split or authorization of additional shares of Common Stock or both, and shall use its best efforts to cause the stockholders holding a majority of its outstanding Common Stock to approve such Reverse Stock Split or authorization as soon as practical and in any event within six months of the Effective Date.

5.9           Approval Rights for Material Actions.  If, at any time after the Effective Date and before the conversion or repayment of all of the Notes, the Company desires to take any Material Action, the Company must first obtain the approval of the holders of the Notes who hold, in aggregate, at least two-thirds of the outstanding principal amount of the Notes.

5.10         Investors’ Right of First Refusal.  At any time after the Effective Date and before the date that is one year from the date that all of the Notes have been converted or repaid, each Investor shall have the right to purchase its pro-rata share (equal to such Investor’s Purchase Price divided by the Investment Amount) of any debt, convertible debt, or equity securities issued for financing by the Company, other than any issuances of Excluded Stock.

ARTICLE VI.
CONDITIONS PRECEDENT TO CLOSING

6.1           The obligation of the Company to sell the Shares and the Notes to the Investors at the Closing, and the Investors’ obligations to make such purchase, is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in advance in writing:

(a)    Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all respects as of the Closing, with the same force and effect as if made as of the Closing Date, and the Company shall have delivered an Officer’s Closing Certificate to such effect to each Investor, signed by a duly appointed and authorized officer of the Company.

(b)    Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before the Closing.

(c)    Delivery of Documents.  The following documents shall have been delivered to Investors:  (A) this Agreement, executed by the Company and (B) a Secretary’s Certificate as to the resolutions of the Company’s Board of Directors or Special Committee thereof authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby.

(d)    No Material Adverse Effect.  Other than for losses incurred in the ordinary course of business, there has not been any Material Adverse Effect on the Company since the date of the last SEC Report filed by the Company.

(e)    Purchase Price. The Company shall have received the Purchase Price from each of the Investors by wire transfer of immediately available funds.

(f)    Representations and Warranties.  The representations and warranties of the Investors contained in this Agreement shall have been true and correct when made and shall be true and correct in all respects as of the Closing, with the same force and effect as if made as of the Closing Date.

ARTICLE VII.
MISCELLANEOUS

7.1           Notices.  Unless a different time of day or method of delivery is set forth in any applicable Transaction Document, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section, or via electronic mail, prior to 6:30 p.m. (New York City time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given by personal delivery.  The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Hythiam, Inc.
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
Attn:
Facsimile: (310) 444-5300
Telephone No.:

If to any Investor:	At the address of such Investor set forth on such Investor’s signature page to this Agreement.

7.2           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investors holding at least two thirds of the outstanding principal amount of the Notes or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The Recitals set forth above are incorporated by reference into the body of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Transaction Documents.

7.4           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5           Governing Law; Dispute Resolution.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

7.6           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery and exercise of the Securities.

7.7           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.8           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.9           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.10           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor shall be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by Investor by reason of any breach of the obligations of the Company described herein, and the Company hereby agrees to waive, in any action for specific performance, the defense that a remedy at law would be adequate.  Investor shall not be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the Company or any third party, whether arising from or related to the Transaction Documents or otherwise.

7.11           Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.12           Liquidated Damages.  The Company’s obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been cancelled.

7.13           Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

7.14           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.15           Independent Nature of Investors’ Obligations and Rights.  The obligations of each of the Investors under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors, collectively or in part, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

7.16           Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

COMPANY:

HYTHIAM, INC.

By:	/s/ PETER L. DONATO
Its:	Chief Financial Officer

[INVESTOR SIGNATURE PAGE ATTACHED]

INVESTOR SIGNATURE PAGE

By its execution and delivery of this signature page, the undersigned Investor hereby agrees to be bound by the terms and conditions of the foregoing Securities Purchase Agreement with Hythiam, Inc., as to the Purchase Price set forth below, and authorizes this signature page to be attached to the Agreement or counterpart thereof.

Name of Investor:

By:
Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

Purchase Price: $

Number of Shares:

Principal amount of Note: $

Schedule 3.1

$214,912 of the amount shown on the Company’s balance sheet as accrued compensation and benefits is being satisfied in Securities.

Exhibit A

Form of Note

(See Attached)